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                                                                    Exhibit 99.1


              CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Dynegy Holdings Inc. ("Dynegy Holdings") on Form 10-Q for the period ended June 30, 2002 as filed with the Securities and Exchange Commission (the "SEC") on August 14, 2002 (the "Report"), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge and upon a review of the Report, that, subject to the qualifications noted below:

     (1) The Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Dynegy Holdings as of the dates and for periods presented as required by such Report.

     In rendering this certification, the undersigned notes the following qualifications, each of which limits and qualifies the above certification because they may materially alter the information required to be in the Report for the above certification to be correct:

     (a) The consolidated financial statement restatements which Dynegy Inc. (the parent company of Dynegy Holdings) and its independent auditors have determined are required and which relate to a structured natural gas transaction referred to as "Project Alpha," which have not been issued.

     (b) The pending restatements and ongoing re-audits by PricewaterhouseCoopers LLP of Dynegy Inc.'s and Dynegy Holdings' financial statements for each year in the three-year period ended December 31, 2001 resulting from the items identified in paragraphs
          (a), (d) and (e) and any other adjustments that may be required or recommended by PricewaterhouseCoopers LLP as a result of such re-audits.

     (c) The required interim review of Dynegy Inc.'s and Dynegy Holdings' quarterly financial statements for 2002, including those in the Report, has not been completed and will not be performed by PricewaterhouseCoopers LLP until completion of the re-audits of each year in the three-year period ended December 31, 2001, and any adjustments resulting therefrom.

     (d) The results of the ongoing balance sheet review and reconciliation process relating to Dynegy Inc.'s natural gas marketing business and their impact on the information included in the Report.

     (e) The evaluation by PricewaterhouseCoopers LLP of Dynegy Inc.'s interpretation of hedge accounting under the Statement of Financial Accounting Standards No. 133 and its impact on the information included in the Report.